Laurence Sookochoff, P. Eng

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated December 26, 2006 titled “Geological Evaluation Report on the McVicar Lode Mining Claim” and my report dated January 25, 2007 regarding the results of the Phase I Exploration Program on the McVicar Lode Mining Claim, in the Form SB-2 Registration Statement to be filed by Rostock Ventures Corp.. with the United States Securities and Exchange Commission.

Dated the 19th day of July, 2007.

/s/ Laurence Sookochoff
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Laurence Sookochoff
CONSULTING GEOLOGIST